Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                              Subject to Completion
        Prospectus Supplement to Prospectus Dated _________________, 1998




                                  $____________


Credit Suisse First Boston Corporation Auto Receivables Securities Trust 199_-__
            $                     %  Asset Backed Notes, Class A-1
            $                     %  Asset Backed Notes, Class A-2
            $                     %  Asset Backed Certificates

                      ASSET BACKED SECURITIES CORPORATION
                                    COMPANY


          Credit Suisse First Boston Corporation Auto Receivables Securities Trust 199___ -___ (the "TRUST") will be formed pursuant to a trust agreement (the "Trust Agreement") dated as of __________, 199__ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Company"), as depositor, and ____________ (the "Owner Trustee"), as owner trustee. The Trust will issue $__________ aggregate principal amount of ________% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $______________ aggregate principal amount of __________% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes") pursuant to an indenture (the "Indenture"), dated as of the Cutoff Date, between the Trust and _______, (the "Indenture Trustee") as indenture trustee. The Trust also will issue $_____ aggregate principal amount of ________% Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities").

                          (Continued on following page)

          THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, CREDIT SUISSE FIRST BOSTON CORPORATION, THE COMPANY, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, ANY SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES, THE COLLATERAL CERTIFICATES (AS DEFINED HEREIN), [THE GOVERNMENT SECURITIES (AS DEFINED HEREIN)] [THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES (AS DEFINED HEREIN)] OR THE RECEIVABLES (AS DEFINED HEREIN) (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY CREDIT SUISSE FIRST BOSTON CORPORATION, THE COMPANY, ANY SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR [, OTHER THAN IN THE CASE OF THE GOVERNMENT SECURITIES,] [, OTHER THAN IN THE CASE OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES,] ANY GOVERNMENTAL AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER RISK FACTORS ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER ERISA CONSIDERATIONS HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

                       Price to the         Underwriting   Proceeds to the
                        Public(1)           Discount       Company(1)(2)
                        --------            --------       ------------
Per Class A-1 Note..           %                   %                  %
Per Class A-2 Note..           %                   %                  %
Per Certificate.....           %                   %                  %
Total                   $                   $              $

(1) Plus accrued interest, if any, from ______________, 199_. (2) Before deducting expenses, estimated to be $____________.

  The Notes and the Certificates are offered subject to prior sale and subject to the right of Credit Suisse First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______, 199_.

                           Credit Suisse First Boston

           The date of this Prospectus Supplement is __________, 199_.

(Continued from preceding page)

          The assets of the Trust will consist primarily of [(a)] certain asset backed certificates or notes (collectively, "Collateral Certificates"), each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement") [and
(b) the Government Securities (as defined below)][and (c) the Private Label Custody Receipt Securities (as defined below)]. Each Collateral Certificate represents an interest in a trust fund created pursuant to such Underlying Agreement consisting of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, security interests in the vehicles financed thereby, and a de minimus amount of certain other property ancillary thereto, in each case as more fully described herein. [Describe Government Securities (the "Government Securities").] [Describe Private Label Custody Receipt Securities (the "Private Label Custody Receipt Securities").] The Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities ][will be transferred to the Trust by the Company pursuant to the Trust Agreement] [will be purchased by the Trust with funds received from the Company in exchange for the Certificates]. [The [Trust] [Company] will purchase the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] from a certain Seller or Sellers (each, a "Seller"). The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Reserve Account will not be part of the Trust.


          THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. INFORMATION WITH RESPECT TO EACH COLLATERAL CERTIFICATE [AND GOVERNMENT SECURITY] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITY] IS CONTAINED IN SCHEDULE I AND APPENDIX A HERETO. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

          THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITER EXPECTS, BUT IS NOT OBLIGATED, TO MAKE A MARKET IN THE CERTIFICATES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

     [IF AND TO THE EXTENT REQUIRED by APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED by THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED CERTIFICATES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

          UNTIL ____________, ______ ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the Commission), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the Registration Statement), of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Trustee will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the Exchange
Act), and the rules and regulations of the Commission thereunder.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                          REPORTS TO SECURITY HOLDERS

          Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                               SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the Index of Terms or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer...........................   Credit Suisse First Boston Corporation Auto
                                    Receivables Securities Trust 199_-___, a trust (the "Trust" or the Issuer) to be formed pursuant to a trust agreement (the
                                    Trust Agreement) dated as of ___________, 199_ (the Cutoff Date), between the Company and the Owner Trustee.


Company..........................   The Company is a special-purpose Delaware
                                    corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the
                                    Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Credit Suisse
                                    First Boston, Inc. Neither Credit Suisse
                                    First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                    The Company's principal executive office is located at, 11 Madison Avenue, New York, New York 10010, and its telephone number is
                                    (212) 325-2000.

Indenture Trustee................   ____________________, as trustee under the
                                    Indenture (the Indenture Trustee).

Owner Trustee....................   ____________________, as trustee under the
                                    Trust Agreement (the Owner Trustee).

The Notes........................   The Trust will issue $______ aggregate
                                    principal amount of ___% Asset Backed Notes,
                                    Class A-1 (the "Class A-1 Notes") and
                                    $______ aggregate principal amount of ___%
                                    Asset Backed Notes, Class A-2 (the "Class
                                    A-2 Notes" and, collectively with the Class
                                    A-1 Notes, the " Notes") on ___, 199_ (the
                                    "Closing Date") pursuant to an indenture
                                    (the "Indenture") dated as of the Cutoff
                                    Date between the Issuer and the Indenture
                                    Trustee.

                                    Under the terms of the Indenture, the Notes will be secured by the assets of the Trust.

The Certificates.................   The Trust will issue $____ aggregate
                                    principal amount of ___% Asset Backed
                                    Certificates (the "Certificates" and, with the Notes, the "Securities") on the Closing
                                    Date. The Certificates represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

The Collateral Certificates......   The Collateral Certificates are described in
                                    Schedule I hereto. The Collateral
                                    Certificates consist of certain asset backed certificates or notes, each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement").
                                    Each Collateral Certificate represents an interest in a trust fund (an "Underlying
                                    Trust Fund") created pursuant to such
                                    Underlying Agreement. The assets of each Underlying Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and certain other property. Holders of a Collateral Certificate are entitled to receive distributions of interest and principal in respect thereof as described herein.

[The Government Securities.......   Describe Government Securities, if any (the
                                    "Government Securities").]

[The Private Label Custody
 Receipt Securities..............   Describe Private Label Custody Receipt
                                    Securities, if any (the Private Label
                                    Custody Receipt Securities).]

Trust Property...................   The assets of the Trust (the "Trust
                                    Property") include (i) the Collateral
                                    Certificates, [(ii) the Government
                                    Securities, 13[(iii) the Private Label
                                    Custody Receipt Securities, (iv)] all monies
                                    (including accrued interest) received on or with respect to the Collateral Certificates
                                    [and the Government Securities][and the
                                    Private Label Custody Receipt Securities] on or after the Cutoff Date, [14(v)] all amounts and property from time to time held in or credited to the Collection Account, [15(vi)] the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in interest due to Certificateholders, and [16(vii)] any and all proceeds of the foregoing. The Reserve Account will not be property of the Trust. See "The
                                    Certificates -- Distributions of Interest",
                                    "-- Distributions of Principal" and "The
                                    Trust".

Risk Factors.....................   For a discussion of risk factors that should
                                    be considered with respect to an investment in the Securities, see "Risk Factors" herein and in the related Prospectus.

Terms of the Notes

   A.  Distribution Dates........   Payments of interest and principal on the
                                    Notes will be made on the ___ day of each month or, if any such day is not a Business
                                    Day, on the next succeeding Business Day
                                    (each, a "Distribution Date") commencing
                                    ____________, 199_. Payments will be made to holders of record of the Notes (the
                                    "Noteholders") as of the day immediately preceding such Distribution Date (each, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or day on which banking institutions or trust companies in The City of New York or the city in which the corporate trust office of the Indenture Trustee is located are authorized by law, regulation or executive order to be closed.

   B.  Interest Rates............   Interest will accrue on the Class A-1 Notes
                                    at a per annum rate of ____% (the "Class A-1
                                    Rate") and on the Class A-2 Notes at a per annum rate of ____% (the "Class A-2 Rate"), in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A-1 Rate and the Class A-2 rate are sometimes referred to herein collectively as the "Interest Rates".

   C.  Interest..................   Interest on the outstanding principal amount
                                    of the Class A-1 Notes and the Class A-2
                                    Notes in respect of any Distribution Date will accrue at the Class A-1 Rate and the Class A-2 Rate, respectively, from and including the most recent Distribution Date on which interest payments were distributed to Noteholders (or, in the case of the first
                                    Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest will be paid to the Noteholders on each Distribution Date, to the extent of the Total Distribution
                                    Amount (as defined herein) and the Reserve
                                    Account. See "The Notes -- Payments of
                                    Interest" herein.

   D.   Principal................   On each Distribution Date for as long as the
                                    Class A-1 Notes are outstanding, principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Total Distribution Amount remaining following payment of the Noteholders'
                                    Interest Distributable Amount (as defined herein) on such date. On each Distribution
                                    Date from and including the Distribution
                                    Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2
                                    Notes are outstanding, principal of the
                                    Class A-2 Notes will be payable on each
                                    Distribution Date in an amount equal to the Total Distribution Amount remaining following payment of the Noteholders'
                                    Interest Distributable Amount and, on the Distribution Date on which the Class A-1
                                    Notes are paid in full, any amount
                                    distributed as principal to holders of the Class A-1 Notes. No principal payment will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full.

                                    The outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on ____ ________, 199_ (the "Class A-1 Final
                                    Scheduled Payment Date") and the outstanding principal amount, if any, of the Class A-2 Notes will be payable in full on _________ ___, 199_ ("the Class A-2 Final Scheduled Payment Date").

                                    See "The Notes - Payments of Principal"
                                    herein.


   E.  Optional Redemption.......   The Class A-2 Notes may be redeemed in
                                    whole, but not in part, on a Distribution
                                    Date on which the Company exercises its
                                    option to purchase the Collateral
                                    Certificates [and the Government Securities]
                                    [and the Private Label Custody Receipt
                                    Securities]. Under the terms of the Trust
                                    Agreement, the Company may purchase the
                                    Collateral Certificates [and the Government
                                    Securities] [and the Private Label Custody
                                    Receipt Securities] when the aggregate
                                    principal balance of the Collateral
                                    Certificates [and the Government
                                    Securities][and the Private Label Custody
                                    Receipt Securities] (the "Pool Balance") has been reduced to 10% or less of the Pool
                                    Balance as of the Cutoff Date. The
                                    redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued interest at the Class A-2 Rate.


Terms of the Certificates

   A.  Distribution Dates........   Distributions with respect to the
                                    Certificates will be made on each
                                    Distribution Date to holders of record of the Certificates (the "Certificateholders", and, collectively with the Noteholders, the "Securityholders") as of the related Record
                                    Date.

   B.  Pass-Through Rate.........   Interest will accrue on the Certificates at
                                    a per annum rate of ___% (the "Certificate
                                    Pass-Through Rate"), calculated on the basis of a 360-day year consisting of twelve
                                    30-day months.

   C.  Interest..................   On each Distribution Date, the Owner Trustee
                                    will distribute pro rata to
                                    Certificateholders accrued interest at the
                                    Certificate Pass-Through Rate on the
                                    Certificate Balance as of the preceding
                                    Distribution Date (after giving effect to distributions made on such Distributions
                                    Date) generally to the extent of funds
                                    available following payment of the
                                    Noteholders' Distributable Amount (as
                                    defined herein) from the Total Distribution
                                    Amount and the Reserve Account. Interest on the Certificates in respect of any Distribution Date will accrue from the most recent Distribution Date (or, in the case of the first Distribution Date, the Closing
                                    Date) to but excluding such Distribution
                                    Date. See "The Certificates -- Distributions of Interest" herein.

   D.  Principal.................   On each Distribution Date on and after the
                                    date on which the Class A-2 Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount (on the
                                    Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders'
                                    Interest Distributable Amount.

                                    The outstanding principal amount, if any, of the Certificates will be payable full on __________, 199_ (the "Final Scheduled Distribution Date").

                                    See "The Certificates--Distributions of
                                    Principal" and "Description of the Trust
                                    Agreement--Distributions" herein.


   E.  Optional Prepayment.......   If the Company exercises its option to
                                    purchase the Collateral Certificates [and the Government Securities], [and the Private
                                    Label Custody Receipt Securities], which it may do when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance plus accrued interest at the Certificate Pass-Through
                                    Rate, and the Certificates will be retired.
                                    See "The Certificates--Optional Prepayment" and "The Notes--Optional Redemption" herein.

Reserve Account..................   The Reserve Account will be created with an
                                    initial deposit by the Company on the
                                    Closing Date of cash or Eligible Investments having a value of at least $________ (the
                                    "Reserve Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period is less than the Noteholders' Interest Distributable
                                    Amount and will be deposited in the Note
                                    Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from the Reserve Account to the extent that the portion of the Total
                                    Distribution Amount remaining after payment of the Noteholders' Distributable Amount is less than the Certificateholders' Interest
                                    Distributable Amount and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders.

                                    Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Collateral Certificates exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result.

                                    On each Distribution Date, the amount
                                    available in the Reserve Account will be reinstated up to the Specified Reserve Account Balance by the deposit thereto of the amount, if any, remaining in the Collection Account after payment on such date of the Noteholders' Distributable Amount and the Certificateholders' Distributable Account. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the Securityholders.

                                    The Reserve Account will be maintained with the Indenture Trustee as a segregated trust account, but will not be part of the Trust. See "The Trust Agreement -- Reserve Account" herein.

Collection Account...............   Except under certain conditions described in
                                    the Prospectus under "Description of the Trust Agreement -- Collections," the Owner
                                    Trustee will be required to remit
                                    collections received with respect to the Collateral Certificates [and the Government
                                    Securities] [and the Private Label Custody
                                    Receipt Securities] within two Business Days of receipt thereof to one or more accounts in the name of the Owner Trustee (the
                                    "Collection Account"). Pursuant to the Trust
                                    Agreement, the Owner Trustee will withdraw funds on deposit in the Collection Account and apply such funds on each Distribution
                                    Date to the following (in the priority
                                    indicated): (i) the Noteholders' Interest
                                    Distributable Amount to the Note
                                    Distribution Account, (ii) the Noteholders'
                                    Principal Distributable Amount to the Note
                                    Distribution Account, (iii) the
                                    Certificateholders' Interest Distributable
                                    Amount to the Certificate Distribution
                                    Account, (iv) after the Class A-2 Notes have been paid in full, the Certificateholders'
                                    Principal Distributable Amount to the
                                    Certificate Principal Distributable Account and (v) the remaining balance, if any, to the Reserve Account. See "The Trust
                                    Agreement -- Distributions" and "-- Reserve
                                    Account" herein.

Tax Status.......................   In the opinion of _______________ ("Federal
                                    Tax Counsel"), the Trust will not be an
                                    association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Federal Tax Counsel has also advised the Trust that the Notes will be classified as debt for federal income tax purposes. The Trust will agree, and the owners of beneficial interests in the Notes will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. The Trust will also agree, and the related owners of beneficial interests in the Certificates ("Certificate Owners") will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Company in its capacity as recipient of distributions from any Reserve Fund) and the Notes being debt of the partnership. See "Certain Federal
                                    Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

ERISA Considerations.............   Subject to the considerations discussed
                                    under "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans. The
                                    Certificates may not be acquired by employee benefit plans subject to the Employee
                                    Retirement Income Security Act of 1974, as amended, or by "plans" as defined in Section
                                    4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Securities........   It is a condition to the issuance of the
                                    Notes and Certificates that the Class A-1
                                    Notes be rated at least "______" or its
                                    equivalent, the Class A-2 Notes be rated at least "_______" or its equivalent and the Certificates be rated at least "______" or its equivalent, in each case by at least two nationally recognized rating agencies.

                                    A rating is not a recommendation to
                                    purchase, hold or sell the Notes or
                                    Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. A rating addresses the likelihood that principal of and interest on a particular class of Notes or the Certificates, as applicable, will be paid pursuant to its terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors -- Ratings of the Securities" herein.

                                  RISK FACTORS

          In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

          Limited Liquidity of Securities. There is currently no secondary market for the Securities. Credit Suisse First Boston Corporation (the "Underwriter") currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

          Subordination of Certificates; Limited Assets of Trust. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "The Trust Agreement -- Distributions" herein.

          The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Collateral Certificates [and the Government Securities][and the Private Label Custody Receipt Securities] and access to funds in the Reserve Account. Securityholders must rely on payments on the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distribution of interest on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on distributions on the Collateral Certificates [and the Government Securities][and the Private Label Custody Receipt Securities] to make distributions on the Notes and the Certificates. See "The Trust" and "The Trust Agreement -- Reserve Account" herein.

          Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result.

          Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates of the Notes and the Certificates that the Class A-1 Notes be rated "___________" or its equivalent, the Class A-2 Notes be rated "________" or its equivalent and the Certificates be rated "_________" or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Securities pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables [and the Government Securities], [and the Private Label Custody Receipt Securities], the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables [and the Government Securities] [and the Private Label Custody Receipt Securities] and the availability of funds in the Reserve Account.

          Trust's Limited Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Certificates [,] [or] the Collateral Certificates [or the Government Securities][or the Private Label Custody Receipt Securities].

          Risk Factors Regarding Collateral Certificates. Prospective investors in the Securities should consider carefully the factors set forth under the caption Risk Factors or "Special" Considerations in the prospectuses relating to the Collateral Certificates attached hereto as Appendix A for certain additional considerations relating to the Collateral Certificates and investments backed by Receivables.

          [Risk Factors Regarding Government Securities. Prospective investors in the Securities should consider carefully the factors set forth under the caption "______________" in the disclosure documentation relating to the Government Securities attached hereto as Appendix 18[_] for certain additional considerations relating to the Government Securities.]

          [Risk Factors Regarding Private Label Custody Receipt Securities. Prospective investors in the Securities should consider carefully the factors set forth under the caption "______________" in the disclosure documentation relating to the Private Label Custody Receipt Securities attached hereto as Appendix [_] for certain additional considerations relating to the Private Label Custody Receipt Securities.]

           Available Information Regarding the Collateral Certificates. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Collateral Certificates [or the Government Securities][or the Private Label Custody Receipt Securities]. [Neither the Company nor the Underwriter participated in the preparation of the prospectuses relating to the Collateral Certificates or the offering of the Collateral Certificates, and neither has made any due diligence inquiry with respect to the information provided therein.] [[An affiliate of the Company] [The Underwriter] participated in the preparation of the prospectuses relating to the Collateral Certificates and the offering of the Collateral Certificates.] Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such prospectus, the information provided therein or in the publicly available documents referred to below is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.

          As a general rule, the originator of each Underlying Trust Fund is subject to the informational requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with the Commission. Copies of such reports and other information with respect to the related Underlying Trust Fund, including monthly servicer reports ("Servicer Reports") regarding the Collateral Certificates may be inspected and copies at certain offices of the Commission at the addresses listed under "Available Information" herein.

          There can be no assurance that an originator of an Underlying Trust Fund will not elect to suspend its reporting under the Exchange Act after the date hereof if such originator of an Underlying Trust Fund no longer has a class of security listed on a national securities exchange or held by 300 or more holders of record. In such event, information (including financial information) then available to the Company and the Trustee with respect to such originator may not be as extensive, timely or readily available as that previously made available under the Exchange Act. Accordingly, in such event, the information with respect to any such Underlying Trust Fund that the Company and the Trustee can include in the Exchange Act reports of the Trust Fund will be similarly limited.

          [Available Information Regarding the Government Securities 19 Neither the Company nor the Underwriter participated in the preparation of the disclosure documentation relating to the Government Securities or the offering of the Government Securities, and neither has made any due diligence inquiry with respect to the information provided therein. Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such documentation, the information provided therein is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any disclosure documentation relating to the Government Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.]

          [Available Information Regarding the Private Label Custody Receipt Securities Neither the Company nor the Underwriter participated in the preparation of the disclosure documentation relating to the Private Label Custody Receipt Securities or the offering of the Private Label Custody Receipt Securities, and neither has made any due diligence inquiry with respect to the information provided therein. Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such documentation, the information provided therein is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any disclosure documentation relating to the Private Label Custody Receipt Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.]

          [Geographic Concentration of Assets.  Discuss impact on
Securityholders of material concentration of trust assets in one or a few states, if applicable.]

          [Limited number of Loan Originators. Discuss impact on Securityholders of material concentration of loans originated by one or a few dealers, if applicable.]

          [Concentration of Credit Risk. Discuss impact on Securityholders of material concentration of credit risk, if applicable.]

          [Interest Only Securities. Discuss risks associated with interest only securities, including any disproportionate prepayment or credit risks, if applicable.]

          [Principal Only Securities. Discuss risks associated with principal only securities, including any disproportionate prepayment or credit risks, if applicable.]


                                 THE TRUST

GENERAL

          The Issuer, Credit Suisse First Boston Corporation Auto Receivables Securities Trust 199-, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other that (i) acquiring, holding and managing the Collateral Certificates [, the Government Securities] [, the Private Label Custody Receipt Securities] and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The Trust initially will be capitalized with equity equal to $____________, excluding amounts in the Reserve Account. Certificates with an original principal balance of $____________ (which represents approximately [1]% of the initial Certificate Balance) will be sold to ____________ and the remaining Certificates will be sold to third party investors the are expected to be unaffiliated with the Company and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] from the Company pursuant to the Trust Agreement. The Trustee will manage the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] pursuant to the Trust Agreement.

          The Trust's principal offices are located in ________________________, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under "-- The Owner Trustee.

CAPITALIZATION OF THE TRUST

          The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Notes and the Certificates had taken place on such date:

  Class A-1 Notes.....................              $
  Class A-2 Notes.....................
  Certificates........................              ------------------------

            Total.....................              $
                                                    ------------------------

THE OWNER TRUSTEE

          ____________________ is the Owner Trustee under the Trust Agreement.
________________________ is a banking corporation and its principal offices are located at __________________________. The Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. Each Seller, the Company and their respective affiliates may maintain normal commercial banking release with the Owner Trustee and its affiliates.


                     WEIGHTED AVERAGE LIFE OF THE SECURITIES


          Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. See "The Notes -- Payments of Principal" and "The Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities], final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their Securities.

                                 THE NOTES

GENERAL

          The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be a complete description of all term of the Notes and the Indenture and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

          Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes monthly on each Distribution Date. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount and from the Reserve Account. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

          On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Noteholder's Interest Distributable Amount. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "The Trust Agreement Distributions"-- and "-- Reserve Account" herein.

          The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be significantly earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

          The Class A-2 Notes may be redeemed in whole, but not in part, on a Distribution Date on which the Company exercises its option to purchase the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities], which the Company may do after the aggregate outstanding principal amount of the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] is reduced to 10% or less of the Pool Balance as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon.


                                 THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes the material terms of the Certificates and the

Trust Agreement. This summary does not purport to be a complete description of all of the terms of the Trust Agreement and therefore is subject to, and qualified is its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provision of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST

          Interest on the principal balance of the Certificates will accrue at the Certificate Pass-Through Rate. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not distributed on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Noteholders' Distributable Amount. See "The Trust Agreements -- Distribution" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL

          Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein.

OPTIONAL PREPAYMENT


          If the Company exercises its option to purchase the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities], which it may do when the aggregate outstanding principal amount of the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] is reduced to 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Certificate Pass-Through Rate, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

                DESCRIPTION OF THE COLLATERAL CERTIFICATES

GENERAL

          This Prospectus Supplement sets forth the material terms of the Collateral Certificates. It does not purport to provide complete information with respect to all terms of such securities, the issuer thereof or the Receivables relating thereto. Schedule I to this Prospectus Supplement contains a summary of the terms of the Collateral Certificates. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Collateral Certificates.

          Appendix A to this Prospectus Supplement contains certain excerpts from the prospectuses pursuant to which Collateral Certificates were offered and sold. See "Risk Factors -- Available Information Regarding Collateral Certificates. Although the Company nor the Underwriter has any reason to believe the information provided by an originator of an Underlying Trust Fund or in any prospectus relating to the Collateral Certificates is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factor--Available Information Regarding Collateral Certificates" and "--Certain Updated Information with Respect to the Collateral Certificates".

CERTAIN UPDATED INFORMATION WITH RESPECT TO THE COLLATERAL CERTIFICATES

          As a general rule, the originator of each Underlying Trust Fund is subject to the information requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with respect to the related Underlying Trust Fund, including monthly Servicer Reports regarding the Collateral Certificates, with the Commission. A summary of certain of the information included in the most recent Servicer Reports filed with the Commission is included as Appendix B hereto. Copies of such reports and other information may be inspected and copied at certain offices of the Commission at the address listed under "Available Information" herein.

          [In the event that the originator of an Underlying Trust Fund is not subject to the information requirements of the Exchange Act on the date of issuance of the Securities or ceases to be subject to such requirements after such date, the Company or the Trustee will provide, or cause to be provided (or make available, or cause to make available), upon request of a Securityholder, the Servicer Reports relating to such Underlying Trust Fund where the related Collateral Certificates represent 20% or more of the aggregate principal balance of the Trust Fund as of the Cutoff Date.]

          Neither the Company nor the Underwriter participated in the preparation of such Servicer Reports, and the information provided therein or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in the Servicer Reports speaks only as of the date of such Servicer Report; there can be no assurance that events have not occurred that would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of each Underlying Trust Fund.

[UNDERWRITING STANDARDS

          If applicable, describe the underwriting standard used to originate the assets backing the Collateral Certificates.]

                   [DESCRIPTION OF THE GOVERNMENT SECURITIES

          This Prospectus Supplement sets forth the material terms of the Government Securities. It does not purport to provide complete information with respect to all terms of such securities or the issuer thereof. Certain information relating to the issuer of the Government Securities is provided in the Prospectus under the caption "The Government Securities." Schedule 21 [ ] to this Prospectus Supplement contains a summary of the terms of the Government Securities. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Government Securities.

          Appendix 22 [ ] to this Prospectus Supplement contains certain excerpts from the disclosure documentation pursuant to which Government Securities were offered and sold. See "Risk Factors--Available Information Regarding Government Securities". Neither the Company nor the Underwriter has any reason to believe the information provided by any originator of the Government Securities or in any disclosure documentation relating to the Government Securities is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. In particular, information set forth in any disclosure documentation relating to the Government Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factors--Available Information Regarding Government Securities".]

          [DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES

          This Prospectus Supplement sets forth the material terms of the Private Label Custody Receipt Securities. It does not purport to provide complete information with respect to all terms of such securities or the issuer(s) thereof. Certain information relating to the issuer(s) of the Private Label Custody Receipt Securities is provided in the Prospectus under the caption "The Private Label Custody Receipt Securities". Schedule [ ] to this Prospectus Supplement contains a summary of the terms of the Private Label Custody Receipt Securities. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Private Label Custody Receipt Securities.

          Appendix [ ] to this Prospectus Supplement contains certain excerpts from the disclosure documentation pursuant to which the Private Label Custody Receipt Securities were offered and sold. See "RISK Factors--Available Information Regarding Private Label Custody Receipt Securities". Neither the Company nor the Underwriter has any reason to believe the information provided by any originator of the Private Label Custody Receipt Securities or in any disclosure documentation relating to the Private Label Custody Receipt Securities is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. In particular, information set forth in any disclosure documentation relating to the Private Label Custody Receipt Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factors--Available Information Regarding Private Label Custody Receipt Securities".]

                               THE TRUST AGREEMENT

          The following summary describes the material terms of the Trust Agreement. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. This summary does not purport to be a complete description of all terms of the Trust Agreement and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement. The following summary supplements the description of the general terms and provisions of Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

ACCOUNTS

          In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Owner Trustee will also establish and maintain the Reserve Account on behalf of the Noteholders and the Certificateholders.

DISTRIBUTIONS

          Deposits to Collection Account. On or about the _____ Business Day of each month, the Owner Trustee will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the aggregate amount of collections on the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities], as well as the Total Distribution Amount, the Interest Distribution Amount and the Principal Distribution Amount.

          On or before each Distribution Date, the Owner Trustee will cause the Total Distribution Account to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the aggregate amount of the distributions received on the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities].

          The "Interest Distribution Amount" for a Distribution Date will equal the sum of the portion of all collections on the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt

Securities] allocable to interest, and Investment Earnings for such Distribution Date in each case, with respect to the related Collection Period. The "Principal Distribution Amount" for a Distribution Date will equal the portion of all collections on the Collateral Certificates [and the Government Securities] [and the Private Label Custody Receipt Securities] allocable to principal, with respect to the related collection period.

          Deposits to the Distribution Accounts. On each Distribution Date, the Owner Trustee will make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

                    (i) to the Note Distribution Account, from the Total Distribution Amount, the Noteholders' Interest Distributable Amount;

                    (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Principal Distributable Amount;

                    (iii) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses
          (i) and (ii), the Certificateholders' Interest Distributable Amount;

                    (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Principal Distributable Amount; and

                    (v) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (iv).

          For purposes hereof, the following terms shall have the following meanings:

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date. The Noteholders' Interest Carryover Shortfall for the initial Distribution Date is zero.

          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance; provided further, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.

         "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

         "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date. The Certificateholders' Interest Carryover Shortfall for the initial Distribution Date is zero.

         "Certificateholders Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes); provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.

         "Certificate Balance" equals, initially, $______ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

                    (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

                    (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

                    (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

          On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

          The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date), is greater than the Specified Reserve Account Balance for such Distribution Date, the Owner Trustee will distribute an amount equal to such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claim to, such amounts.

          Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount with respect to any Collection Period is less than the Noteholders' Interest Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Interest Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

          The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. In addition, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to a particular Distribution Date and will not be sold prior to maturity to meet any shortfalls that might occur on such Distribution Date. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Collateral Certificates exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.


                   [CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          Discuss additional Federal income tax consequences, if any.]


                             ERISA CONSIDERATIONS

THE NOTES

          The Notes may be purchased by an "employee benefit plan" as defined in and subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.


THE CERTIFICATES

          The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

          Subject to the terms and conditions set forth in the respective underwriting agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Company has agreed to cause the Trust to sell to Credit Suisse First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

          The Underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate; however, the Underwriter and such dealers may allow a discount of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, and public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

          The Underwriting Agreements provide that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

          The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

          The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

          Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

          [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

                                 LEGAL MATTERS

          Certain legal matters relating to the Securities will be passed upon by _______________.

                                 INDEX OF TERMS

Business Day.................................................
Certificate Balance..........................................
Certificate Pass-Through-Rate................................
Certificateholders...........................................
Certificateholders' Distributable Amount.....................
Certificateholders' Interest Carryover Shortfall.............
Certificateholders' Interest Distributable Amount............
Certificateholders' Monthly Interest Distributable Amount....
Certificateholders' Principal Distributable Amount...........
Certificates.................................................
Class A-1 Final Scheduled Payment Date.......................
Class A-1 Notes..............................................
Class A-1 Rate...............................................
Class A-2 Final Scheduled Payment Date.......................
Class A-2 Notes..............................................
Class A-2 Rate...............................................
Closing Date.................................................
Code.........................................................
Collateral Certificates......................................
Collection Account...........................................
Commission...................................................
Cutoff Date..................................................
Distribution Date............................................
ERISA........................................................
Federal Tax Counsel..........................................
Final Scheduled Distribution Date............................
[Government Securities.......................................
Indenture....................................................
Indenture Trustee............................................
Interest Distribution Amount.................................
Interest Rates...............................................
Noteholders..................................................
Noteholders' Distributable Amount............................
Noteholders' Interest Carryover Shortfall....................
Noteholders' Interest Distributable Amount...................
Noteholders' Monthly Interest Distributable Amount...........
Noteholders' Principal Distributable Amount..................
Note.........................................................
Owner Trustee................................................
Plan.........................................................
Pool Balance.................................................
Principal Distribution Amount................................
[Private Label Custody Receipt Securities....................
Prospectus...................................................
Rating Agencies..............................................
Receivables..................................................
Record Date..................................................
Reserve Account..............................................
Reserve Account Initial Deposit..............................
Securities...................................................

Securityholders..............................................
Seller.......................................................
Servicer Reports.............................................
Specified Reserve Account Balance............................
Total Distribution Amount....................................
Trust........................................................
Trust Agreement..............................................
Trust Property...............................................
Underlying Agreement.........................................
Underlying Trust Fund........................................
Underwriting.................................................
Underwriting Agreements......................................

                                   SCHEDULE I

                                     Class__

CUSIP #___________                                Rating: __________

                          [Monthly][Quarterly]
                              [Semi-Annual]                   Aggregate
     Payment Dates          Interest Payment              Interest Payment
     -------------        --------------------            ----------------


                          $___________________            $_______________

                          Aggregate Face
                              Amount              Minimum
                           of Principal          Authorized
                            Component           Denomination       Interest Rate
                          --------------        ------------       -------------

                          $_____________        $___________       ____________%

                                 APPENDIX [A]

                Prospectuses relating to Collateral Certificates


              Servicer Reports relating to Collateral Certificates


          Disclosure Documentation relating to Collateral Certificates


                                 To be Supplied

                                 [APPENDIX [ ]]


                [Prospectuses relating to Government Securities]


              [Servicer Reports relating to Government Securities]

          [Disclosure Documentation relating to Government Securities]

                                [To be Supplied]

                                      [ -1]

                                27[APPENDIX [_]]


       [Prospectuses relating to Private Label Custody Receipt Securities]


             [Servicer Reports relating to Collateral Certificates]


       [Disclosure Documentation relating to Private Label Custody Receipt
                                   Securities]

                                [To be Supplied]

                                      [ -1]

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE Company OR CREDIT SUISSE FIRST BOSTON CORPORATION. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.



                               TABLE OF CONTENTS


                                                                   PAGE

                             PROSPECTUS SUPPLEMENT

Summary........ .................................................
Risk Factors.....................................................
The Trust........................................................
Weighted Average Life of the Securities..........................
The Notes........................................................
The Certificates.................................................
Description of the Collateral Certificates.......................
[Description of the Government Securities........................
[DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES.....
The Trust Agreement..............................................
[Certain Federal Income Tax Considerations.......................
ERISA Considerations.............................................
Underwriting.....................................................
Legal Matters....................................................
Index of Terms...................................................

                                  PROSPECTUS

Prospectus Supplement............................................
Reports to Securityholders.......................................
Available Information............................................
Incorporation of Certain Documents by Reference..................
Summary of Terms.................................................
Risk Factors.....................................................
The Trusts.......................................................
The Receivables Pools............................................
The Collateral Certificates......................................
The Government Securities........................................
[THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES....................]
Weighted Average Life of the Securities..........................
Pool Factors and Trading Information.............................
The Seller and the Servicer......................................
Use of Proceeds..................................................
Description of the Notes.........................................
Description of the Certificates..................................
Certain Information Regarding the Securities.....................
Description of the Transfer and Servicing Agreements.............
Certain Legal Aspects of the Receivables.........................
Certain Federal Income Tax Consequences..........................
State and Local Tax Considerations...............................
ERISA Considerations.............................................
Plan of Distribution.............................................
Legal Matters....................................................


Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 $[          ]



                                  CREDIT SUISSE
                          FIRST BOSTON CORPORATION AUTO
                                 RECEIVABLES AND
                                   RECEIVABLES
                                SECURITIES TRUSTS


                        $[      ] [ ]% [Floating Rate]
                         Asset Backed Notes, Class [ ]

                        $[      ] [ ]% [Floating Rate]
                         Asset Backed Notes, Class [ ]


                        $[      ] [ ]% [Floating Rate]
                         Asset Backed Notes, Class [ ]


                       Asset Backed Securities Corporation
                                    (Company)



                             PROSPECTUS SUPPLEMENT
                                [    ], 199[ ]



            [INSERT Credit Suisse First Boston Corporation LOGO HERE]